Exhibit 99.1
MOVIE GALLERY ANNOUNCES ACQUISITION OF MOVIEBEAM
Transaction Provides Strong Technology Platform to Diversify Movie Gallery’s Business
DOTHAN, Ala., March 7, 2007 — Movie Gallery, Inc. (Nasdaq: MOVI) today announced it has acquired substantially all of the assets, technology, network operations, and customers of MovieBeam, Inc, an on-demand movie service. The acquisition of the MovieBeam service provides Movie Gallery with a compelling technology platform to enable digital content delivery and drive future revenue growth. Terms of the transaction were not disclosed.
The MovieBeam service is a leader in delivering digital entertainment, providing customers a convenient way to rent movies from home. The MovieBeam content delivery network, which is available in 31 major metropolitan areas across the U.S., uses over-the-air datacasting technology to provide instant access to an ever-changing lineup of new releases and popular favorite movies-on-demand from virtually every major Hollywood studio.
In addition to MovieBeam’s proprietary set-top box based content delivery network, Movie Gallery intends to use MovieBeam’s existing infrastructure to underpin the development of alternative digital delivery capabilities. Movie Gallery believes that the state-of-the-art MovieBeam technology will be instrumental in its efforts to digitize and deliver content to its customers — in both standard definition and high definition formats — via new mediums including, for instance, downloading or streaming of movies over the internet, internet protocol-based content delivery and other developing channels.
“We believe the MovieBeam service provides the best video-on-demand service available in the marketplace today and is a strong compelling complement to the consumer retail video store experience.” said Joe Malugen, Chairman and CEO of Movie Gallery, Inc. “Our acquisition of MovieBeam is the first phase of our long-term strategic plan to provide digital content to consumers. We will begin merchandising the MovieBeam service in our Hollywood Video and Movie Gallery stores and on our websites in the near future and we have exciting plans to build upon the existing content digitization and broadcast platforms.”
Movie Gallery expects that the total incremental expense related to MovieBeam, including the initial acquisition cost and any ongoing development expenses, will be less than $10 million in 2007.
About Movie Gallery
Movie Gallery is the second largest North American video rental company with over 4,600 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. The Game Crazy brand represents 633 in-store departments and 17 free-standing stores serving the game market in urban locations across the United States. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website at: www.moviegallery.com.

About MovieBeam
MovieBeam is a leader in delivering digital entertainment, providing customers a convenient way to rent movies from home. The MovieBeam movies-on-demand service provides instant access to an ever-changing lineup of new releases and popular favorites from virtually every major Hollywood studio, including select movies in HD — always 100 to choose from, with up to 10 new movies automatically delivered digitally each week using over-the-air datacasting technology. The MovieBeam service is available in 31 major metropolitan areas across the U.S., with availability in nearly half of U.S. households. More information is available at www.moviebeam.com.
Forward Looking Statements
To take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this release contains forward-looking statements, including statements regarding the Company’s plans and intentions for integrating the MovieBeam acquisition and pursuing related strategies, as well as estimated incremental expenses, that are based upon the Company’s current intent, estimates, expectations and projections and involve a number of risks and uncertainties. Various factors exist which may cause results to differ from these expectations. These risks and uncertainties include, but are not limited to, risks related to the integration of acquisitions generally and the risk factors that are discussed from time to time in the Company’s SEC reports, including, but not limited to, the Company’s annual report on Form 10-K for the fiscal year ended January 1, 2006 and subsequently filed quarterly reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
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CONTACTS:
For Movie Gallery
Analysts and Investors: Michelle K. Lewis, Movie Gallery, Inc., 503-570-1950
Media: Andrew B. Siegel of Joele Frank, Wilkinson Brimmer Katcher, 212-355-4449 ext. 127